                                                                 EXHIBIT 10.10


                              MEMORANDUM OF LEASE
                              -------------------



      PLEASE TAKE NOTICE, that on the 1st day of December, 1995, Albert J. Salame, P.O. Box 766, Danbury, Connecticut ("Landlord") did lease to Danbury Pharmacal, Inc., 131 West Street, Danbury, Connecticut ("Tenant") space in buildings located at 131 West Street pursuant to a written lease agreement (the "Agreement"). The property upon which the buildings are located is described in Exhibit "A" attached hereto and incorporation herein by reference (the "Property"). The term of the lease is for ten (10) years commencing January 1, 1996 and terminating on December 31, 2005 and contains an option to extend the term for an additional ten (10) years. A copy of the agreement is on file at the office of the Landlord located at 131 West Street, Danbury, Connecticut.

WITNESSES                              LANDLORD

/s/                                    /s/
-------------------------              ---------------------------

/s/
-------------------------

WITNESSES                              TENANT

                                       Danbury  Pharmacal, Inc.
/s/                                    /s/
-------------------------              ---------------------------

/s/                                   By: SENIOR VICE PRESIDENT AND GENERAL
---------------------------               MANAGER
                                          ---------------------------------
                                                 its duly authorized

State of Connecticut    )
                        )       ss.  Danbury
County of Fairfield     )



      The foregoing instrument was acknowledged before me this 1st day of December, 1995 by Albert J. Salame.



                                                --------------------------
                                                Commission of the Superior
                                                Court



State of New York       )
                        )       ss.
County of Putnam        )


      The foregoing instrument was acknowledged before me this 1st day of December, 1995 by Jay Cayadd as Senior Vice President and General MGR. of Danbury Pharmacal, Inc.


                                                --------------------------
                                                Commission of the Superior
                                                Court/Notary Public



                                                Nancy M. Perez
                                                Notary Public, State of New York
                                                No. 4968581
                                                Qualified in Putnam County
                                                Commission Expires July 2, 1996

                                   EXHIBIT A


127-131  West St., Danbury, CT

All those certain pieces or parcels of land with the buildings and improvements located thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut located on West Street and as shown on a certain map entitled "BOUNDARY MAP - AREA = 5.5436 ACRES MAP PREPARED FOR ALBERT J. SALAME SHOWING PROPERTY SITUATED AT 127 - 131 WEST STREET, DANBURY, CONNECTICUT SCALE 1" = 40' JAN. 29, 1993", certified substantially correct by Sydney A. Rapp, Jr., R.L.S., which map is to be filed with the Office of the Town Clerk of the City of Danbury.

                                     Lease



     Lease dated as of the 1st day of December, 1995 between Albert J. Salame, having a mailing address at Salame Plaza, P.O. Box 766, Danbury, Connecticut 06813 ("Landlord"), and Danbury Pharmacal Inc., 131 West Street, Danbury, CT 06810, ("Tenant").

1.  DEMISED PREMISES; ENTIRE PREMISES:  Landlord hereby Leases to Tenant and
    ---------------------------------
Tenant hereby Leases from Landlord, subject to the provisions of this Lease, the following premises (the "demised premises"), being certain buildings owned by Landlord and located on at 131 West Street, in the City of Danbury, County of Fairfield, State of Connecticut. All prior leases and agreements between the parties are terminated effective commencement date of this Lease.

     The premises containing 87,680 square feet more or less in the buildings designated A, B, C, D, and E as shown on the site plan attached hereto as Exhibit A.

     (a) Entire Premises:  The term "Entire Premises" shall mean the land
         ---------------
described in Schedule A-1 hereto attached, together with the building and Common Facilities from time to time situated thereon.

2.  COMMON FACILITIES:   the Common Facilities of the Entire Premises shall
    -----------------
consist of all those portions of the Entire Premises which are not, from time to time, Leased to any tenant and are intended for use in common by all tenants, and those having business with them in the Entire Premises, as facilities for automobile parking, vehicular and pedestrian access. The general term "Common Facilities" includes, without limitation, all parking areas, aisles, driveways, entrances, exits, sidewalks, access ramps of all kinds (whether for regular pedestrian use, for use by handicapped persons) or otherwise, lighting facilities of all types and wherever located, if used to illuminate any of the Common Facilities, surface drainage facilities, pavement striping, traffic control signs, which exist in the Entire Premises from time to time, and any plantings and landscaped areas which Landlord elects. The foregoing notwithstanding Landlord assumes no obligation with respect to nor shall the term "Common Facilities" include any fence, gate, privacy or security fence or barrier constructed by Tenant which shall remain the property of the Tenant or the common area reserved for the exclusive use of the Tenant resulting from the location of such fence or barrier or other areas privately maintained by Tenant. Tenant will indemnify and hold Landlord harmless, absolutely from and against any and all claims, suits, actions, damages, costs, expenses including reasonable attorney's fees by reason of any actual or claimed injury to person or property, or loss of life sustained in connection with the construction and use by Tenant of any such fence or barrier.

      (a) During the term of this Lease, Landlord hereby grants to Tenant a nonexclusive license and the right for Tenant, its guests, customers, invites, employees, and agents in common with Landlord and all persons conducting business within the Entire Premises and their respective customers, guests, invites, employees and agents to use those portions of the Entire Premises shown on Exhibit A-1 hereto as automotive parking areas, pedestrian and vehicular accessways, sidewalk and passageways, and ingress and egress areas for pedestrian and vehicular ingress and egress, parking and all purposes for which such areas would customarily be utilized. Specific parking spaces shall be designated for Tenants exclusive use on a new site to be prepared by Landlord subject to the mutual agreement of the parties.

3.  TERM:   The term of the Lease as modified shall begin on the
    ----
Commencement date as defined in subsection (a) and shall terminate on December 31, 2005.

     (a) Commencement Date:  The "Commencement Date" shall vary with respect to
         -----------------
the Demised Premises as follows:

          (i)  Buildings A, B, C, and D - January 1, 1996

          (ii) Building E - (a) as to any portion of the building not requiring the Landlord's work set forth in paragraph 34 of this lease, January 1, 1996;
(b) as to any portion of the building requiring said work, upon substantial completion of that work, or the date that work would have been substantially complete but for Tenant delays. Substantial completion shall mean the work has been completed in accordance with the work letter referenced in Paragraph 34 excluding any utility relocation work required of Northeast Utilities and the installation of the asphalt pavement overlay. In the event the work has been substantially completed on any portion of the Building, then the Lease will commence as to that portion of the Building even though work remains to be completed on the remaining portion of the building. In the event the lease commences on a portion(s) of the building, but not simultaneously on the entire building, the rent shall be prorated as to that portion(s) on a square foot basis pending commencement on the entire building. Although the Lease Term as to Building E may commence on varying dates, it will terminate on December 31, 2005.

     (b) The term "Lease Year" shall mean each of the successive periods of twelve (12) calendar months which fall in the term, beginning with the first day of the first month following the Commencement Date (or beginning with the Commencement date, if that is the first day of the month, but if this Lease ends on a day other than the last day of a Lease Year as defined above) the last Lease Year shall end on the termination date.

4.  RENT: Tenant shall pay the Landlord without demand, a minimum net rental as
    ----
follows:

      (a) With respect to Building A, consisting of 24,000 square feet, a minimum net rental of $102,470.00 per annum payable in equal monthly installments of $8,539.l7.

     (b) With respect to Building B, consisting of 23,000 square feet, a minimum net rental of $202,000.00 times the percentage increase in the Consumer Price Index for the Northeast Region for the previous 12 months per annum payable in equal monthly installments.

          (i) At the end of the first Lease Year and on each Lease Year anniversary date thereafter, the minimum net rental the Tenant shall pay for the next succeeding Lease Year shall be the minimum net rental for the previous Lease Year plus the CPI increase. The CPI increase is an amount equal to the minimum net rental of the previous year times the percentage increase in the Consumer Price Index for the Northeast Region for that year. Providing, however, in no one year shall the increase be greater than seven (7%) percent or less than two and one-half (2.5%) percent.

     (c) With respect to Building C, consisting of 12,000 square feet, a minimum net rental of $105,400.00 times the percentage increase in the Consumer Price Index for the Northeast Region for the previous 12 months per annum payable in equal monthly installments.

          (i) At the end of the first Lease year and on each Lease Year anniversary date thereafter, the minimum net rental the Tenant shall pay for the next succeeding Lease Year shall be the minimum net rental for the previous Lease Year plus the CPI increase. The CPI increase is an amount equal to the minimum net rental of the previous year times the percentage increase in the Consumer Price Index Northeast Region for that year. Providing, however, in no one year shall the increase be greater than seven (7%) percent or less than two and one-half (2.5%) percent.

     (d) With respect to Building D, consisting of 3,680 square feet, a minimum net rental of $27,650.00 times the percentage increase in the Consumer Price Index for the Northeast Region for the previous 12 months per annum payable in equal monthly installments.

          (i) At the end of the first Lease Year and on each Lease Year anniversary date thereafter, the minimum net rental the Tenant shall pay for the next succeeding Lease Year shall be the minimum net rental for the previous Lease Year plus the CPI increase. The CPI increase is an amount equal to the minimum net rental of the previous year times the percentage increase in the Consumer Price Index Northeast Region for that year. Providing, however, in no one year shall the increase be greater than seven (7%) percent or less than two and one-half (2.5%) percent.

      (e) With respect to Building E, consisting of 25,000 square feet, the minimum net rental for the first twelve (12) months shall be $143,750.00 per annum payable in equal monthly installments of $11,979.17.

          (i) Commencing on the thirteenth month, the minimum net rental shall be $162,500.00 per annum payable in equal monthly installments of $13,541.67.

          (ii) Commencing January 1, 1998, the minimum net rental shall be determined by multiplying the square footage of Building E times the minimum net rental per square foot of Building D for that year.

          (iii) Commencing January 1, 1999, and on each anniversary date thereafter, the minimum net rental the Tenant shall pay for the next succeeding year shall be the minimum net rental for the previous year plus the CPI increase. The CPI increase is an amount equal to the minimum net rental of the previous year times the percentage increase in the Consumer Price Index
Northeast Region for that year.   Providing, however, in no one year shall the
increase be greater than seven (7%) percent or less than two and one-half (2.5%) percent.

     (f) Pending determination of the additional amounts to be paid by the Tenant as a result of a Consumer Price Index adjustment, the Tenant shall continue to pay the minimum annual rental due Landlord as of the last adjustment date or in the case of the first year, the amounts stipulated in this Lease and when the additional amount has been determined, the Tenant, on the first day of the month immediately following the furnishing by Landlord to Tenant of the computation thereof shall pay to the Landlord the increased amount from the commencement of the Lease Year in question up to and including the first day of such month.

5.   SECURITY DEPOSITS:  INTENTIONALLY OMITTED
     ------------------  ---------------------

6.  UTILITIES:  Tenant shall, at its own cost and expense pay all charges when
    ---------
due for water, gas, electricity, heat, sewer and water rentals or charges and any other utility charges incurred in the use of the Demised Premises except as or otherwise provided in this Lease.

7.   USE OF PREMISES: Tenant agrees to use the Leased Premises for
     ---------------
pharmaceutical related businesses.   Any other unrelated use is prohibited
without the written approval of the Landlord which approval shall not be unreasonably withheld.

8.  CONDITION OF PREMISES, ORDINANCES AND VIOLATIONS:
    ------------------------------------------------

     (a) The Tenant shall make no alteration, addition or improvement in the premises in excess of $25,000 without the prior written consent of Landlord and in any event only be contractors or mechanics approved by Landlord, which consent or approval shall not be unreasonably withheld or delayed;

     (b) Throughout the term of this Lease, Landlord agrees to make structural repairs to the premises which shall be deemed to mean repairs to the structural frame, exterior of the premises, to the roof and to utilities and facilities servicing the premises to the extent that they are located outside of the Leased Premises, as well as to the common areas of the Landlord's premises, except as previously noted, all at Landlord's expense unless such repairs are necessitated by the act of Tenant or any of it's employees or business invites. All other non-structural repairs shall be done by the Tenant at Tenant's expense. All repairs and replacements shall be at least equal in quality of workmanship and materials to that existing in Leased Premises at the commencement of this Lease. Tenant shall indemnify the Landlord against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable attorney's fees, because of Tenant's failure to comply with the foregoing covenant. The Landlord shall in no event be required to make any repair, alteration or improvement to the Leased Premises except as set forth above. If, upon notice from Tenant, Landlord fails to make any such required repairs, which affect the habitability of any portion of the demised premises, Tenant may but shall not be required to make those repairs and deduct the cost of same from future installments of rent.

     (c) The necessity for and adequacy of repairs and replacements to the Leased Premises shall be measured by the standard which is appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to comply with the building, health and fire codes of Danbury, Connecticut. Tenant shall not be obligated to make any repairs or replacements which are structural in nature and are outside the Leased Premises and generally serve the entire building.

     (d) Upon the last day or sooner termination of the term hereof, Tenant shall surrender to Landlord the Demised Premises in broom clean condition.
All  alterations,   additions  and improvements, whether temporary or permanent in character, which may be made upon the premises, either by the Landlord or the Tenant, shall be surrendered with the premises as a part thereof upon the termination of this Lease without compensation to the Tenant. Tenant may remove its trade fixtures provided however it shall restore the premises to substantially the same conditions as existed prior to their installation.

     (e) Subject to Landlord's obligations set forth in subpara-
graph (b) above, Tenant shall:   Suffer no waste or injury to Demised Premises;
give prompt notice to the Landlord of any damage that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the Demised Premises or to the Tenant's use and occupancy thereof, of the City, State and Federal Governments and Landlord, and of each and every department, bureau and official thereof, and of the Board of Fire Underwriters having jurisdiction thereof. An adequate fire protection system will be installed on the premises and during the term of this lease, Tenant agrees to maintain a service or maintenance agreement on said system consistent with the manufacturer's recommendation or to pay its prorata share of a master maintenance agreement if applicable.

9.  ASSIGNMENT: The Tenant shall not assign, mortgage or encumber this Lease in
    ----------
whole or in part, or subject all or any part of the Leased premises to a sub-lease without the prior written consent of the Landlord which consent shall not be unreasonably withheld and in the event of a sale or merger of Tenant's business to a entity of financial ability similar in all respects to Tenants as of the commencement of this Lease, Landlord shall be notified but its consent shall not be required. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against assigning or subletting by operation of law. If this Lease be assigned or if the Leased premises or any part thereof be occupied by anybody other than the Tenant, Landlord may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, under Tenant or occupant as lessee, or as a release of Tenant from the further performance by it of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sub-lease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease except where the assignment is a result of a sale or merger of Tenant's business.

10.  FIRE AND OTHER CASUALTY:  If during the term of this Lease any of the
     -----------------------
buildings comprising the Demised Property shall be partially or totally destroyed by fire or other casualty or peril then the following shall be applicable:

     (a) If, in Landlord's reasonable opinion (to be given to Tenant not later than ten (10) days after notice to Landlord by Tenant of the happening of such damage or destruction), the building or buildings cannot be repaired or restored within a period of one hundred eighty (180) days from the date of such opinion, then either Landlord or Tenant may, within ten (10) days next succeeding the giving of such opinion by Landlord, terminate this Lease by giving notice to the other of such termination. In that event, this Lease shall terminate as to that building or buildings but shall remain in effect as to the remaining building or buildings (unless the only other remaining building is Building A in which event Tenant may terminate this Lease) and the rent and all other payments for which Tenant may be liable under the terms of this Lease shall be prorated and paid in full to the date of such destruction or damage.
If neither Landlord nor Tenant so terminate this Lease, then Landlord shall repair or restore the building or buildings with reasonable diligence and the rent shall abate on each damaged building from the date of the happening of such damage or destruction until that building has been repaired or restored to the extent reasonably necessary to enable Tenant to again use and occupy the building, and Landlord shall repair or restore the building with reasonable diligence. Provided Landlord is proceeding with reasonable diligence to repair or restore the building, Landlord shall not be responsible for any delays beyond the reasonable control of Landlord which prevent such repair or restoration from being completed within such one hundred eighty (180) day period.

      (b) If, in Landlord's reasonable opinion (to be given to Tenant not later than ten (10) days after notice to Landlord by Tenant of the happening of such damage or destruction), the building or buildings can be repaired or restored as set forth is subparagraph (b) above within one hundred eighty (180) days from the date of such opinion, and the damage or destruction is such that a building is capable of being partially used by Tenant, then, until such damage has been repaired or restored, the rent shall abate in the proportion which that part of the building which is rendered unfit for occupancy bears to the whole of the building, and Landlord shall repair or restore the building with reasonable
diligence.   Providing Landlord is proceeding with reasonable diligence to repair or restore the building, Landlord shall not be responsible for any delays beyond the reasonable control of Landlord which prevent such repair or restoration from being completed without such one hundred eighty (180) day period.

     (c) Landlord and Tenant shall fully cooperate with each other regarding the settlement and adjustment of insurance claims. If Landlord is to repair or restore any building, Tenant, at Tenant's sole cost and expense, shall remove any machinery, equipment, furniture, inventory, or other items of personal property from that building as shall be required by Landlord in order to repair or restore the Improvements constituting a part of the building.

Also, Landlord shall have the free and uninterrupted right to possession of the building to repair and restore the Improvements constituting a part of the building, and such right shall extend to Landlord's employees, contractors, subcontractors, laborers and suppliers.

      (d) Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to repair or restore any damage to or destruction of the Demised Property if the costs of repair or restoration, in Landlord's reasonable opinion, exceeds the amount of insurance proceeds payable to Landlord by reason of such damage or destruction. In that event, Tenant shall have the option of either (1) terminating this Lease as it applies to such damaged or destroyed building or buildings or (2) requiring Landlord to repair or restore the damaged property in which event Tenant shall assume responsibility for the payment of all costs and expenses to repair or restore in excess of the insurance proceeds due Landlord. In the event Tenant elects the latter option and requires Landlord to repair or restore it shall give written notice to Landlord of that election within sixty (60) days of the damage or destruction and contemporaneously with the giving of notice provide Landlord with adequate security for the payment (based on written estimates) of all excess costs and expenses. The excess costs incurred by Tenant shall be divided by the years remaining in the Lease term and the annual rental due in each of the remaining years shall be reduced by the resulting figure. Anything herein to the contrary notwithstanding, Landlord shall not be responsible for repairing or restoring any alterations, additions or improvements made to the Demised Property by Tenant. Furthermore, in no event shall Landlord be liable for any loss of or damage to any of Tenant's property.

      (e) In the event that the partial destruction or casualty to the entire Demised Premises is more than fifty percent (50%), the Landlord in its sole discretion shall determine whether or not to repair the Demised Premises. In the event that the Landlord decides not to repair the Demised Premises, then and in that event, this Lease shall cease and be terminated provided however should such destruction or casualty occur in the final Lease year, Tenant may terminate this Lease as it applies to the building or buildings so impacted upon notice to Landlord.

11.  INDEMNITY AND INSURANCE:  From and after the commencement of this Lease,
     -----------------------
Tenant will indemnify and hold landlord harmless absolutely from and against any and all claims, suits, actions, damages, costs, expenses or judgement, by reason of any actual or claimed injury to person and/or property or loss of life sustained in the Demised Premises during the term hereof except for such injury, property damage or loss of life caused by negligence by Landlord, its employees or agents. If Landlord is made party to any litigation instituted against Tenant, to which the foregoing indemnity may relate, Tenant will pay all expenses, costs, damages, judgement and reasonable fees for counsel incurred by or imposed on Landlord in connection therewith or as a result thereof.

      Without limiting the foregoing and other indemnification provisions herein contained, Tenant agrees, at Tenant's sole cost and expense, throughout the term of this Lease, but for the mutual benefit of Landlord and Tenant, to maintain general public liability insurance against claims for bodily injury or death, or injury to property, occurring upon or in the Demised Premises, such insurance to afford protection to the limit of not less than Two Million and 00/100 ($2,000,000.00) Dollars in respect of any one accident, and not less than Two Hundred Thousand and 00/100 ($200,000.00) Dollars in respect to property damage.

     All insurance provided for in this paragraph shall name Landlord as owner and the Landlord's mortgagee as additional insureds as well as Tenant as insured, as their respective interests may appear, and shall be effected under valid and enforceable policies issued by insurers licensed to do business in the State of Connecticut. Tenant may carry the insurance required under this paragraph under a blanket policy. Upon the commencement of the term of this Lease and thereafter prior to the expiration dates of the expiring policies thereto-fore furnished pursuant to this paragraph, original certificates thereof issued by the respective insurers shall be delivered by Tenant to Landlord. Tenant agrees to pay the cost of any such insurance and to furnish Landlord, if requested, with evidence satisfactory to Landlord of such payment. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be canceled without at least forty-five (45) days prior written notice to Landlord.

      Tenant agrees that if it shall at any time fail to take out, pay for, maintain or deliver any of the insurance policies as provided for in this paragraph, or to make any other payment or perform any other act on the part of Tenant to be made or performed, then Landlord may, but shall not be obligated to do so, and on not less than fifteen (15) days notice to or demand upon Tenant (and unless Tenant shall comply with such 15-day period) and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, (i) take out, pay for, maintain or deliver any of the insurance policies provided for in this paragraph, or

          (ii) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of twelve (12%) percent per annum from the date of the making of such expenditure by Landlord, at the option of Landlord, shall be payable to Landlord on demand or shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant agrees to pay any such sum or sums with interest as aforesaid. All sums which may become payable to Landlord by Tenant, as in this paragraph provided, and all sums payable by Tenant pursuant to any other provision of this Lease, shall be deemed obligations of Tenant hereunder and Landlord shall have (in addition to any other right or remedy) the same rights and remedies in the event of nonpayment of any such sums by Tenant as in the case of default by Tenant in the payment of rent. The notice provided for herein shall not in any way affect the other notice provisions of this Lease.

      Each party agrees to use diligent efforts to include in each of its policies insuring against loss, damage or destruction by fire or other insured casualty a waiver of the insurer's right of subrogation against the other party or, should such waiver be unobtainable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recover against any party responsible for a covered casualty or (ii) any other form of permission for the release of such responsible party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after notice thereof. If the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy.

      As long as Landlord's fire insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in the previous paragraph, and the coverage is in amounts sufficient to cover any claim being made then, Landlord waives, for itself and those claiming through or under it, any right of recovery against Tenant, any other permitted occupant or subtenant of the Premises and any of their employees, agents or contractors with respect to that claim, occasioned by fire or other insured casualty. If at any time any of Landlord's policies shall not include such or similar provisions, the waiver set forth in the foregoing sentence shall be of no further force or effect.

     As long as Tenant's fire insurance policies include the waiver of subrogation or agreement or permission to release liability previously referred to, Tenant waives for itself and those claiming through or under it, any right of recovery against any of their employees, agents or contractors, for any loss occasioned by fire or other insured casualty. If at any time any of Tenant's policies shall not include such or similar provisions, the waiver set forth in the foregoing sentence shall upon (20) days notice given by Tenant to Landlord, be of no further force or effect from and after the giving of such notice.

12.  PROPERTY LOSS OR DAMAGE:  Landlord or its agents shall not be liable for
     -----------------------
any damage to property of Tenant, its employees or of others entrusted to Tenant except damage caused by the negligence of Landlord, its employees or agents nor the loss or damage to any property of Tenant by theft or otherwise. Furthermore, the Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the building housing the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees.

      Landlord or its agents shall not be liable for any such damages caused by other Tenants or persons in said building or caused by operations in construction of any private, public or quasi-public work. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the building, or of defects therein or in any building fixtures or equipment. If Tenant shall move any safe, machinery, equipment, freight bulky matter or fixtures which require special handling, Tenant agrees to employ only persons holding a license to do said work and all work in connection therewith shall comply with any regulations, law or ordinance affecting such work. Tenant shall indemnify Landlord for, and hold Landlord harmless and free from damages sustained by person or property for any damages or monies paid out by Landlord in settlement of any claims or judgements related to the preceding as well as for all expenses and reasonable attorney fees incurred in connection therewith and all cost incurred in repairing any damage to the building or appurtenances.

13.  ACCESS:   Upon notice to Tenant,  and without causing an unreasonable
     ------
intrusion, the Landlord, its servants and agents, including representatives of the insurance company or companies carrying insurance on the building containing the Demised Premises, shall have the right to enter upon the said premises at any time for inspection of the premises or for repairs to building or equipment or without notice in an emergency or to take preventative measures to protect and preserve the property of the Landlord.

     Upon notice to Tenant, and without causing an unreasonable intrusion, Landlord shall have the right to enter the premises during business hours for purposes of showing the premises to any prospective mortgagee or purchaser of the premises or during the last twelve (12) months of the Lease for purposes of reletting the premises.

14.  CONDEMNATION:  In the event of a condemnation of the premises, which shall
     ------------
include a taking of all or a substantial part of the building on the premises, this Lease shall, at the option of either party, terminate upon the completion of such taking. The rent shall be apportioned as of that date. The condemnation award shall belong solely to the Landlord. Tenant shall be entitled to relocation costs, if any, provided said costs may be separately determined as an element of the award and not included in the determination of the value of the interest of the Landlord in the Leased Premises. In the event of a partial taking of the premises in such manner that the Tenant is able to continue without substantial modifications, the operation then being conducted on the Demises Premises, then this Lease shall remain in full force and effect and the Landlord and Tenant shall agree upon an equitable rent adjustment reflecting such partial taking. Any award for partial taking shall belong solely to the Landlord. Nothing herein shall be construed to deprive Tenant of its rights upon condemnation as set forth in the Connecticut General Statutes.

15.  SUBORDINATION:  This Lease is subject and subordinate to all mortgages
     -------------
which may now or hereafter affect such Leases or the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgage. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord as the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Landlord. Landlord, however, covenants and agrees that it will obtain from all future mortgagees holding a mortgage on the premises written assurance that so long as the Tenant is not in default under the terms and conditions of this Lease, Tenant's use, occupation and possession of the premises and all rights of Tenant under this Lease shall not be affected or disturbed by the bringing of any action to foreclose or otherwise enforce any such mortgage.

16.  ESTOPPEL CERTIFICATES:   The Landlord and the Tenant shall, without charge,
     ---------------------
at any time, and from time to time, as the same shall be reasonably requested, within ten (10) days after a written request by the other, certify by a written instrument to the other, or any person, firm or corporation specified by the other:

      (a) That there is no default under this Lease, that this Lease is unmodified and in full force and effect, or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications.

     (b) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions contained herein and any modifications hereof upon the part of the Tenant to be performed or complied with, and if so, specifying the same.

     (c) The date, if any, to which the rent and other charges hereunder have been paid.

     (d) That prior to the date of the issuance of the certificate required hereby, to the best of the knowledge of the signer thereof, there has been no violation or breach which would constitute a default under this Lease.

17.  DEFAULT:
     -------

      (a) The occurrence of any of the following shall constitute an event of default:

          (i) Delinquency in the payment of any rent including supplemental or additional rent payable under this Lease continuing for a period of ten (10) days after notice.

          (ii) Delinquency by the Tenant in the performance of or compliance with any of the conditions contained in this Lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, except for any default not susceptible of being cured within such thirty (30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be necessary to cure such default, provided the Tenant commences promptly and proceeds diligently to cure such default, and provided further that such period of time shall not be so extended as to jeopardize the interest of the Landlord in this Lease or so as to subject the Landlord or the Tenant to any civil or criminal liabilities.

          (iii) Filing by the Tenant in any court pursuant to any statute, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the Tenant's property, or an assignment by the Tenant for the benefit of creditors.

           (iv) Filing against the Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency, or for reorganization or for appointment of a receiver or trustee of all or a portion of the Tenant's property, if within ninety (90) days after the commencement of any such proceeding against the Tenant such petition shall not have been dismissed.

      (b) Upon the occurrence of an event of default, the Landlord at any time may give written notice to the Tenant specifying such event of default and stating that this Lease shall expire on the date specified in such notice, which shall be at least thirty (30) days after the giving of such notice, and upon the date specified in such notice this Lease and all rights of the Tenant hereunder shall terminate.

      (c) Upon the expiration of this Lease pursuant to subparagraph 17 (b) above, the Tenant shall peacefully surrender the Leased property to the Landlord and the Landlord, upon or at any time after any such expiration, may without further notice reenter the Leased property and repossess it by summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Leased property and may have, hold and enjoy the Leased property and the right to receive all rental income therefrom.

      (d) At any time after such expiration, the Landlord may relet the Leased property or any part thereof for such term and on such conditions as the Landlord, in its uncontrolled discretion, may determination and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the Leased property or any part thereof, or for any failure to collect any rent due upon any such reletting.

      (e) No such expiration of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration. In the event of any such expiration, whether or not the Leased property or any part thereof shall have been relet, the Tenant shall pay to the Landlord the rent and supplemental and additional rent required to be paid by the Tenant up to the time of such expiration, and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such expiration, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's default;

          (i) the equivalent of the amount of the rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less

          (ii) the net proceeds of any reletting effected pursuant to the provisions of subparagraph 17(d) above, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs and expenses of preparation for such reletting.

      (f) The Tenant shall pay such current damages, called deficiency, to the Landlord monthly on the days on which the rent, supplemental, and additional rent would have been payable under this Lease if this Lease were still in effect, and the Landlord shall be entitled to recover from the Tenant each monthly deficiency as such deficiency shall arise. At any time after such expiration, whether or not the Landlord shall have collected any monthly deficiency, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, on demand, as and for liquidated and agreed final damages for the Tenant's default, an amount equal to the difference between the rent and supplemental and additional rent reserved hereunder for the unexpired portion of the Lease term and the then fair and reasonable rental value of the Leased property for the same period. If the Lease property or any part thereof is relet by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Leased property so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

      (g) The Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, or of the institution of legal proceedings to that end. The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or reentry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgement or by warrant of any court or judge or in case of reentry or repossession by the Landlord. In case of any expiration of this Lease, the Landlord and the Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant's use or occupancy of the Leased property, or any claim or injury or damage. The terms "enter", "reenter", "entry", or "reentry", as used in this Lease are not restricted to their technical legal meaning.

18.  COSTS AFTER DEFAULT:  The Tenant shall pay and indemnify the Landlord
     -------------------
against all legal costs and charges, including counsel fees lawfully and reasonably incurred, in obtaining possession of the Demised Premises after a default of the Tenant or after the Tenant's default in surrendering possession upon the expiration of earlier termination of the term of the Lease or enforcing any covenant of the Tenant herein contained. In any action between the parties under this Lease the prevailing party shall be entitled to recover its reasonable attorney's fees.

19.   SIGNS:  The Tenant may place and maintain a sign on said Demised Premises
      -----
in a location designated by Landlord, which sign shall first be approved by said Landlord, which approval shall not be unreasonably withheld, and shall be subject to the approval of the local zoning officer.

20.  NOTICES:  Notices and demands required herein or permitted to be sent to
     -------
those listed hereunder shall be sent either by first class mail, postage prepaid, Federal Express or other reputable overnight courier services, or shall be hand delivered and shall be deemed to have given upon delivery or refusal of delivery. All notices shall be sent or hand delivered to the following addresses:

                                      -15

                LANDLORD:  Albert J. Salame Company
                           P.O. Box 766
                           Danbury, CT 06813

                TENANT:    Danbury Pharmacal Inc.
                           131 West Street
                           Danbury, CT 06810
                           Attention:  Anthony DiMasso
                           ----------------------------

or as such other addresses requested, in writing, by either party upon fifteen
(15) days notice to the other party.

21.  CHANGE OF ADDRESS:  The persons and places to which notices are to be
     -----------------
mailed may be changed from time to time by Landlord or Tenant upon written notice to the other.

22.  SHORT FORM:  Either party may request the other to execute a
     ----------
memorandum of Lease suitable for recording containing information required by Section 47-19 of the Connecticut General Statutes (Rev.
1958) but specifically excepting the rental provisions hereof.

23.  INTERPRETATION:  In construing this Lease, the singular shall include the
     --------------
plural and the plural the singular, and the neuter gender shall include the masculine and feminine genders, and vice versa, as the context may require.

     If there is more than one party tenant, the covenants of the Tenant shall be the joint and several obligations of each such party. If the Tenant is a partnership, the covenants of the Tenant shall be the joint and several obligations of each of the partners and the obligation of the firm.

24.  CAPTIONS:  The captions of this agreement are inserted for convenience in
     --------
reference only and do not constitute a part of this agreement and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

25.  SUCCESSORS:  This Lease shall be binding upon the parties hereto, and the
     ----------
respective successors, assigns, heirs, and legal representatives of the parties hereto.

26.   MODIFICATION:   This Lease contains the entire agreement between the
      ------------
parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be invalid and be enforced to the fullest extent permitted by law.

27.  WAIVERS OF LIEN:  Landlord herein reserves the right to
     ---------------
request from the Tenant Waivers of Lien in the event Tenant shall commence to do interior repairs to said premises. In the event the Landlord requests such Waivers of Lien, he shall supply the same to the Tenant and the Tenant shall have the same executed by all suppliers of material and labor to said Demised Premises prior to the commencement of said work.

28.  ADDITIONAL RENT - OTHER IMPOSITIONS:  Tenant shall bear and pay as
     -----------------------------------
additional rent its proportionate share (unless usage is metered or charged directly to the Demised Premises in which event Tenants will pay such charges directly) as hereinafter set forth, of all charges for water supplied to the Entire Premises, including sewer rents, any expenses of any municipal assessments that may be levied on the land and buildings to the extent that such assessments are and become due and payable in full or in installments during the term and any extension of this Lease. The proportionate share to be paid by the Tenant shall be computed on the basis of the total rentable floor area of the Demised Premises as it bears to the total rentable floor area of the Entire Premises. Upon receipt of each bill for such taxes, assessments, or charges, Landlord shall notify Tenant of the portion thereof payable by Tenant and enclose a copy of the bill and computation and Tenant shall within fifteen (15) days thereafter pay such portion to Landlord. The Landlord and Tenant agree that Tenant's proportionate share of the buildings shall be sixty-five (65%) percent. Said figure is based upon Tenant's rentable floor area of 87,680 square feet, and the total rentable floor area in the Entire Premises of 135,000 square feet.

      (a) Additional Rent - Common Area:  Tenant agrees that it will pay to the
          -----------------------------
Landlord as and when bills are rendered therefore, the allocated share taking into account any costs and maintenance assumed directly by Tenant for area reserved to its exclusive use of all operating costs excluding mortgage interest and amortization payments for maintenance of the Common Facilities as herein defined, including but not limited to the following costs incurred: parking lot and common area lighting including the replacement of non-functioning or malfunctioning bulbs; common area and parking lot cleaning and general maintenance and landscaping; garbage removal; snow and ice removal; premiums on liability insurance policies for any common area in parking lot; policing and maintaining of the parking area, walks and ways and for areas common to all Tenants of the buildings as may be necessary from time to time including restriping the paved area. Tenant shall contract, maintain, and pay for its own garbage removal if required by Landlord. Any extraordinary costs or expense attributable to Tenant's use shall be the sole responsibility of Tenant.

     (b) Additional Rent - Real Estate Taxes:  Tenant agrees to
         -----------------------------------
pay as additional rent its proportionate share, as hereinafter set forth, of all real estate taxes assessed against the land and buildings. The proportionate share of the cost to be paid by the Tenant shall be computed on the basis of the total rentable floor area of the Demised Premises as it bears to the total rentable floor area of the Entire Premises. The Landlord and Tenant agree that Tenant's proportionate share of the buildings shall be sixty-five (65%) percent. Said figure is based upon Tenant's rentable floor area of 87,680 square feet, and the total rentable floor area in the Entire Premises of 135,000 square feet. Real estate taxes for the buildings will be determined from the assessment of the land and buildings times the established mill rate. In the event real estate taxes are assessed separately against any of the demised buildings during the term of the Lease, the Landlord and Tenant agree the Tenant shall pay its proportionate share as hereinbefore set forth of the taxes attributable to the land and shall pay all of the taxes attributable to each separately assessed Demised Building.

      (c) Additional Rent Insurance:  Tenant agrees it will pay to the Landlord,
          -------------------------
its proportionate share of the costs of all hazard, fire, liability and rental value insurance incurred for the buildings in which the Demised Premises are located and also for the Entire Premises. Said insurance shall be for the minimum of the fair replacement value of said buildings and public liability insurance in an amount not less than two million and shall be in the form of an extended coverage policy. The proportionate share of the costs to be paid by Tenant shall be computed on the basis of the total floor area of the Demised Premises as it bears to the total floor area of the buildings, and the same shall be deemed additional rent under this Lease. The Landlord and Tenant agree that Tenant's proportionate share of the buildings shall be sixty-five (65%) percent. Said figure is based upon Tenant's rentable floor area of 87,680 square feet which amount may be changed after verification and certification by Landlord, and the total rentable floor area in Entire Premises of 135,000 square feet. Notwithstanding the above, in the event the rating of said buildings is increased because of the use of said buildings by a particular tenant, then in such event that increase in the insurance premium shall be attributable to the Tenant.

     (d) Payment of Additional Rent:  Notwithstanding any other paragraph to the
         --------------------------
contrary, Tenant shall pay its additional rent as determined by this paragraph 30 on a monthly basis, on the first day of each month, in addition to the minimum guaranteed rental. This monthly payment to be determined prior to the commencement date shall be an estimate based on a total annualized figure per square foot divided into 12 equal payments. On February 1st of each year during the Lease term that additional rent is due, the Landlord will compute any over-payment or under-payment of said additional rent, and shall bill the Tenant within thirty (30) days or shall credit the Tenant accordingly.

      (e)  Net Lease: All rent shall be absolutely net to Landlord, so that this
           ---------
Lease shall, except as hereinbefore provided to the contrary, yield net to the Landlord the rent, to be paid in each year during the term of this Lease and any renewal term. Accordingly, the Tenant's proportionate share of all costs, expenses and obligations of every kind or nature whatsoever, relating to the Demised Premises or the Entire Premises, or any improvements thereon, which may arise or become due during the term of this Lease shall be paid by the Tenant, and the Landlord shall be indemnified and saved harmless by the Tenant from and against same. Nothing herein contained shall be deemed to require the Tenant to pay or discharge any liens or mortgages of any character whatever which may hereafter be placed upon the Demised Premises by the affirmative act of the Landlord. The Landlord and Tenant agree that Tenant's proportionate share of the buildings shall be sixty-five (65%) percent.

      (f) Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices and shall be retained for a period of four (4) years following the date on which such costs were charged to Tenant. Tenant shall have the right, through its representatives, to examine, at the Landlord's office, such records at all reasonable times.

     (g) If Landlord and Tenant cannot reach agreement on all costs reimbursable by Tenant under the Lease, then Landlord and Tenant agree the matter shall be determined by arbitration.

          (i) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party not later than twenty (20) days after Landlord
and Tenant have failed to agree.   If either Landlord or Tenant  shall have
failed to appoint an arbitrator within such period of time and, thereafter, shall have failed to do so by written notice given within a period of ten (10) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Premises) upon request of the party who shall have timely appointed an arbitrator.

          (ii) The two (2) arbitrators shall attempt to reach agreement on the matter at issue. In the event they are unable to reach agreement within thirty (30) days after their joint appointment, they shall appoint a third
(3rd) arbitrator (the "Referee") by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty

(30) days after their appointment, the Referee shall be appointed by the American Arbitration Association or its successor upon request of Landlord or Tenant.

          (iii) The Referee, selected as aforesaid, shall within thirty (30) days after his appointment render his decision, which decision shall be strictly limited to choosing one of the two determinations made by the two arbitrators chosen by Landlord and Tenant with respect to the matter. The decision of such arbitrators or the Referee, as the case may be, shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators or the Referee, as the case may be, by certified mail, return receipt requested, to both Landlord and Tenant.

29.   SURRENDER OF PREMISES:   Notwithstanding anything to the contrary in this
      ---------------------
Lease on the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, clean and free of debris, but obsolescence, ordinary wear and tear and damage by fire or the elements excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of its trade, fixtures, furnishings and equipment.

30.  HOLDING OVER:  If Tenant, with Landlord's consent, remains in possession of
     ------------
the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease with fifty (50%) percent premium paid to Landlord, unless other arrangements are made with Tenant at Leased sale option, pertaining to the obligations of Tenant.

31.  LATE CHARGE:  There shall be assessed against the Tenant at the Landlord's
     -----------
option in addition to the Landlord's other remedies named herein, a late charge for rent not received by the Landlord by the end of fifteen (15) days after the date it is due in the amount of five (5%) percent of the monthly payment.

32.  MAINTENANCE OF HVAC SYSTEM:  Tenant agrees to maintain during the term of
     --------------------------
this Lease and any renewals or extensions thereof, a service or maintenance agreement in connection with the HVAC system with a company acceptable to the Landlord for at least a semiannual servicing of said equipment.

33.   QUIET ENJOYMENT:   The Landlord covenants to the Tenant, subject to the
      ---------------
conditions and covenants herein contained on paying the rent and performing the covenants aforesaid, that the Tenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the term aforesaid.

34.   LANDLORD'S WORK:   Landlord at Landlord's sole cost and expense, shall
      ---------------
perform and complete the construction work set forth in the work letter signed by the parties and attached hereto as Exhibit B and will apply for and prosecute any permits and governmental approvals required. All exterior work shall comply with the requirements of the Americans with Disabilities Act.

35.  HAZARDOUS WASTE:  The Tenant agrees that the storage or use of any
     ---------------
hazardous waste substance or petroleum product material shall be in compliance with all federal, state or local laws or regulations. The Tenant further agrees that it shall be responsible for all costs, damages or liability that may be incurred in connection with its hazardous waste discharge, spillage, or any other violation of any law in connection with its storage or use of hazardous waste materials or petroleum products. Tenant agrees to notify Landlord within twenty-four (24) hours of its having any notice, whether actual or implied, of any hazardous waste or petroleum products discharge or violation of this paragraph.

      The Tenant agrees that it shall be responsible for the cleanup of any discharge or spillage caused by Tenant. In the event of Tenant's hazardous waste discharge or spillage, if necessary, the Tenant shall immediately have said soil tested by a firm specializing in said work and enter into a contract for the removal of said soils and replacing of soils with clean fill and for the replacing of any areas disturbed because of said discharge or spillage. All of said work shall take place within one hundred twenty (120) days of knowledge of said discharge or spillage.

      In the event Tenant fails to perform said work as set forth in this paragraph, then, in such event, the Landlord may cause the same to be completed and the Tenant shall be responsible for the payment of same within ten (10) days after presentation of bill to Tenant for the work performed, together with all reasonable costs incurred by Landlord in the performance of said work and repairing any damage to the entire Premises and including any reasonable
attorneys'  fees  incurred.    Any monies  paid by  Landlord  in connection
herewith shall be repaid to Landlord together with interest at the rate of twelve percent (12%) per annum until paid.

      Landlord shall be responsible for any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including attorneys' fees, consultant fees, and expert fees which arise during or after the term from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, groundwater or soil vapor on or under Building E, as of the Commencement Date of this Lease unless the toxic or hazardous substances are present solely as a result of the actions or omissions of Tenant, its officers, employees or agents.

36.  TENANT ALLOWANCE: Landlord agrees Tenant shall be entitled
       -----------------

during each year of the lease to FIVE THOUSAND ($5,000.00) DOLLARS worth of
improvements to the exterior of the premises.   All requests for such
improvements shall be submitted in writing to the Landlord prior to the expiration of each lease year.

      In the event Tenant elects to forego the FIVE THOUSAND ($5,000.00) DOLLAR entitlement in any year or years during the lease term then that year or years entitlement shall be added to the next succeeding year the intent of the parties being that the FIVE THOUSAND ($5,000.00) DOLLARS be cumulative during the lease term providing however, the total entitlement shall not exceed FIFTY THOUSAND ($50,000.00) DOLLARS nor shall Tenant have the right to accelerate any years entitlement prior to its accrual.

37.  RIGHT OF FIRST REFUSAL:  Should the Landlord, during the lease term or any
     ----------------------
extension thereof, elect to sell all or any portion of the leased premises, whether separately or as a part of the larger parcel, known as 131 West Street, Danbury, Connecticut, the Tenant shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer. Upon the Tenant's failure to meet such bona fide offer within 30 days after notice thereof from the Landlord, the Landlord shall be free to sell the premises or portion thereof to such third person in accordance with the terms and conditions of his offer.

38.  OPTION TO EXTEND: The Tenant shall have an option to extend
       -----------------
this Lease on the entire 87,680 square feet of demised premises for an additional ten (10) years.

     The minimum net rental per annum on the buildings designated B, C, D, and E as shown on the site plan attached hereto as Exhibit A in the initial and succeeding Lease years during the extended Lease term shall be adjusted annually and shall be the minimum net rental for the previous Lease year times the percentage increase in the Consumer Price Index for the Northeast Region for the previous 12 months payable in monthly installments. Providing, however, that in any one year the increase shall not be greater than seven (7%) percent or less than two and one-half (2.5%) percent.

     The minimum net rental per annum with respect to Building A during the extended lease term will be $102,470 times the cumulative percentage increase in the Consumer Price Index for the Northeast Region during the previous ten (10) years (The Initial Lease Term) payable in equal monthly installments.

      All other terms and conditions of this Lease, except to the extent modified by this paragraph, shall remain the same and in full force and effect
during the extended term.   The Option to Extent must be exercised in writing by
sending written notice thereof to the Landlord not later than one (1) year prior to the expiration of the original lease term.

39.  LANDLORD LIABILITY:   It is expressly understood and agreed by Tenant that
     ------------------
none of Landlord's covenants, understandings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability for damage or breach of non-performance by Landlord shall be collectible only out of Landlord's interest in the buildings and land and no personal liability is assumed by, nor at any time may be asserted against Landlord or his heirs, or legal representatives, all such liabilities, if any, being expressly waived and released by Tenant. Provided, however, if Tenant obtains a final judgement against Landlord based upon breach by Landlord of his covenants, warranties, undertakings or agreements contained in this Lease, and if Landlord does not satisfy such judgement within thirty (30) days after entry thereof, Tenant may, successively if necessary (and in addition to all other rights and remedies provided at law or in equity or elsewhere herein) set off the amount of such judgement against the rent or any other amounts payable to Landlord by Tenant hereunder next due under the provisions of this Lease. Anything herein to the contrary notwithstanding, the waiver of Landlords personal liability set forth in this Paragraph 39 shall not apply to any liabilities of Landlord arising pursuant to Paragraph 35, Hazardous Waste, or for over-payment of any rent by Tenant.

      It is further expressly understood and agreed by Tenant that Landlord reserves the right, at any time during the Lease Term, to transfer title to the demised premises free from any Right of First Refusal set forth in Paragraph 37 to a Limited Liability Company or other limited liability entity providing Landlord retains a controlling interest in said company or entity.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and to a duplicate of the same tenor and date, this 1st day of December, 1995.

Signed, sealed and delivered            LANDLORD:

/s/                                     /s/
-------------------------               -------------------------
                                        ALBERT J. SALAME

                                        TENANT:

                                        DANBURY PHARMACAL INC.


                                        BY: /s/
-------------------------                  -------------------------


                                       Its: SENIOR VICE PRESIDENT AND GENERAL
                                            MANAGER
                                            ---------------------------------
                                            Duly Authorized



State of Connecticut)
                    )  ss.  Danbury
County of Fairfield )


     On the 1st day of December, 1995, before me personally came Albert J. Salame to me known or satisfactorily proven to be the individual described in and who executed the foregoing document in my presence and acknowledged said signature as a true and free act and deed, before me.




                               ------------------------------
                               Commissioner of the Superior Court

State of New York  )
                   )    ss.
County of Putnam   )

        On the 1st day of December 1995, before me personally came Jay Cayado, who being by me duly sworn did depose and say that he is the Senior Vice President and General Manager of Danbury Pharmacal, Inc., the corporation described in which executed the foregoing document, and that he as such Senior Vice President and General Manager being authorized so to do, executed the document for the purposes therein contained by signing the name of the corporation by himself as


                                   /s/ Nancy M. Perez
                                   ------------------------------
                                   Notary Public
                                   My Commission Expires

                                   NANCY M. PEREZ
                                   NOTARY PUBLIC, STATE OF NEW YORK
                                   NO. 4968581
                                   QUALIFIED IN PUTNAM COUNTY
                                   COMMISSION EXPIRES JULY 2, 1996

                                   EXHIBIT A









                              [MAP APPEARS HERE]

                                  EXHIBIT A-1

127-131  West St., Danbury, CT

All those certain pieces or parcels of land with the buildings and improvements located thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut located on West Street and as shown on a certain map entitled "BOUNDARY MAP - AREA = 5.5436 ACRES MAP PREPARED FOR ALBERT J. SALAME SHOWING PROPERTY SITUATED AT 127 - 131 WEST STREET, DANBURY, CONNECTICUT SCALE 1" = 40' JAN. 29, 1993", certified substantially correct by Sydney A. Rapp, Jr., R.L.S., which map is to be filed with the Office of the Town Clerk of the City of Danbury.

                                  EXHIBIT B

                             DANBURY PHARMACAL INC.
                                131 WEST STREET
                                  DANBURY, CT.


LEASE RENEWAL WORK LETTER
-------------------------

Albert J. Salame Company will perform the following work listed hereafter, in connection with Danbury Pharmacal's lease renewal agreement. The work may be performed in stages on portion(s) of the building.

1) The Dandy Distributor space will be emptied of inventory, furniture, fixtures and equipment. The space will be cleaned and all remnants of food processing, handling and/or storage will be removed.

2) Utilities now serving the space are to remain intact along with standard lighting and heating facilities.

3) Interior partition walls, insulation and refrigerant lines as shown on the enclosed Existing Floor Plan print dated August 18, 1994, and marked Attachment (A), will be removed, leaving the space clear and open as possible except where walls are supporting past structures or are acting as fire protection dividers.

4) Meat room floor to be purged of all food processing residue and thoroughly disinfected.

5) New EPDM roofing will be installed on the buildings occupied by Danbury Pharmacal, in accordance with material and installation specifications and warranty standards provided by major manufacturers of roofing materials, e.g., Goodyear, Firestone, Carlisle and/or equal.

6) The Landlord will close in the existing loading dock including the construction of an architectural feature glass front entry area and leveling of existing concrete floor. The Landlord and Tenant shall agree on the final design for these facade improvements.

7) All trees, brush and other vegetation and debris will be removed, to ground level, from behind the expansion building, to the rear property line.


8) The Tenant and Landlord will jointly pursue state and/or Northeast Utilities participation in an effort to relocate exisitng overhead utilities underground, eliminate existing utility poles and pad mount existing pole mounted transformers.

9) A new 1 1/2" to 2 1/2" thick asphalt pavement overlay will be installed in the Danbury Pharmacal parking areas, from the rear (Kingswood Kitchen) gate to the front landscaped island, to both improve the condition and appearance of the parking surface and to facilitate positive drainage.

                                   EXHIBIT A


      RESOLVED, that the filing of an application for State financial assistance from the Department of Economic Development of the State of Connecticut by the Company in an amount not to exceed $500,000 is hereby approved and that each of Javier (Jay) A. Cayado, the Senior Vice President and General Manager of the Company and Anthony J. DiMasso, the Controller of the Company is directed to execute and file such application with the Connecticut Department of Economic Development, to provide such additional information, to execute such other documents as may be required, to execute an Assistance Agreement with the State of Connecticut for State financial assistance if such an agreement is offered, to execute any amendments, recisions, and revisions thereto, and to act as the authorized representative of the Company;

      RESOLVED, that the officers of the Company, or any of them, are hereby authorized to take such additional actions and execute and deliver such additional documents or instruments, in the name and on behalf of the Company, as such officer shall approve as necessary or desirable in order to give effect to the foregoing resolutions, any such execution and/or delivery, or the taking of any such action, to be conclusive evidence of such approval and of the approval of the Board of Directors of the Company.

                             CERTIFIED RESOLUTIONS


I, PAUL FEUERMAN, SECRETARY OF DANBURY PHARMACAL, INC., a Delaware corporation (the "Corporation"), do hereby certify that the resolutions attached hereto as Exhibit A were duly adopted by the unanimous written consent of the Board of Directors of the Corporation as of November 1, 1995, and that said resolutions have not been rescinded, amended or modified and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this certificate and affixed the corporate seal of the Corporation.



Dated as of November 8, 1995                            /s/ Paul Feuerman
                                                        -----------------
                                                             Secretary





     Corporate Seal